UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 26, 2022

Faraday Future Intelligent Electric Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39395	84-4720320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18455 S. Figueroa Street Gardena, CA	90248
(Address of principal executive offices)	(Zip Code)

(424) 276-7616

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FFIE	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Class A common stock at an exercise price of $11.50 per share	FFIEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 28, 2022, Faraday Future Intelligent Electric Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) disclosing that the Board of Directors of the Company (the “Board”) voted to remove Dr. Carsten Breitfeld as Global Chief Executive Officer of the Company on November 26, 2022. As set forth in the Original Form 8-K, the Company and Dr. Breitfeld expected to enter into a separation agreement at a later date.

On January 30, 2023, the Company and Dr. Breitfeld entered into a Termination Agreement and General Release (the “Termination Agreement”), pursuant to which, in exchange for Dr. Breitfeld’s execution and non-revocation of the Termination Agreement, and his continued compliance with the ongoing obligations set forth in his employment agreement and the At-Will Employment Confidential Information Invention Assignment Arbitration Agreement between Dr. Breitfeld and the Company dated August 24, 2019, Dr. Breitfeld is entitled to (i) a lump sum payment equal to the base salary he would have been had he remained employed through the end of the term of his employment agreement on March 3, 2023; (ii) monthly payments equal to the monthly employer contribution, less applicable withholdings, that the Company would have made to provide health insurance to Dr. Breitfeld through March 31, 2023 had Dr. Breitfeld remained employed by the Company through such date; and (iii) an extension of the post-termination exercise period applicable to Dr. Breitfeld’s vested stock option awards until March 26, 2023 (i.e., the 90th day following Dr. Breitfeld’s termination date).

The foregoing description of the Termination Agreement is a summary and is qualified in its entirety by reference to the full text of the Termination Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K/A and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Current Report on Form 8-K/A:

No.	Description of Exhibits
10.1	Termination Agreement and General Release, dated January 30, 2023, by and among Carsten Breitfeld, Faraday Future Intelligent Electric Inc. and Faraday&Future Inc.*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	An attachment to this Exhibit has been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any such attachment to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Faraday Future Intelligent Electric Inc.

Date: February 1, 2023	By:	/s/ Yun Han
	Name:	Yun Han
	Title:	Interim Chief Financial Officer

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